SECURITIES AND EXCHANGE COMMISSION

Washington, DC 29549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 0f 1934

Date of report (Date of earliest event reported): October 12, 2023

YO-HEALTH, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	333-222631	85-3135038
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation or Organization)		Identification No.)

7551 Shelby Street, 3rd Floor, Indianapolis, IN 46227

(Address of Principal Executive Office and Zip Code)

(513) 649-4881

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
Common Stock, $.0001 par value per share	N/A

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We are amending our October 13, 2023 8-K filing to disclose that with respect to errors and restatement described below, that the Company does not have an Audit Committee and the officers of the Company discussed the relevant errors in detail with our independent accounting firm who reviewed our restatement.

On May 1, 2023, the Company’s accounting staff notified management that they had concluded that the Company’s previously issued audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2023 (non-Reliance Period), should no longer be relied upon and should be restated. This restatement was necessary in order to correct various errors related to the Company’s acquisition of 7K Farms. These errors arose due to lack of oversight and supervision of the 7K Farms bookkeeper, and due to errors made by the Company’s outside CPA firm in recording acquisition entries. The net impact of these errors was an understatement of our net loss for the year ended December 31, 2022, of $290,327.

Subsequent to May 1, 2023, the Company has filed two restatements on Form 10-K/A1 and 10-K/A2 on June 12, 2023 and October 02, 2023, respectively, to address these errors. With the filing of Form 10-K/A2 the Company believes it has fully addressed the errors and that the restated December 31, 2022 financial statements can now be relied upon by investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YO-HEALTH, INC.

By:	/s/ Peter Thawnghmung
Name:	Peter Thawnghmung
Title:	CEO

By:	/s/ Vilayphone Thawngmung
Name:	Vilayphone Thawngmung
Title:	Secretary/Treasurer